EXHIBIT (23.2)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of HEALTHSOUTH Corporation of our report dated February 21, 1996 appearing on page 39 of Professional Sports Care Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP
Morristown, NJ
July 17, 1996